Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RC-1, Inc.

Thomasville, NC

We hereby consent to the use of our report dated April 5, 2017 on the financial statements of RC-1, Inc. for the year ended December 31, 2016, included herein on this post-effective amendment No. 1 to the Form S-1 (File No.333-210960). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts.”

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

October 19, 2017